Most & Company, LLP Certified Public Accountants	275 Madison Avenue New York, NY 10016 Tel 212-286-9800 Fax 212-682-5629

 Exhibit 16.1

November 10, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by VirtualScopics, Inc., which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated November 10, 2005.  We agree with the statements in paragraphs 1, 3 and 4 under Item 4.01 concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Most & Company, LLP
Most & Company, LLP